                                                                   EXHIBIT 10.20

                                AMENDMENT NO. 4

                              TO SERVICE AGREEMENT


       This Amendment No. 4 to Service Agreement (this "Amendment") is entered into as of the 30th day of December, 1996, between Phoenix Network, Inc., a Delaware corporation ("Carrier") and US ONE Communications Corp., a Delaware corporation ("USOC").

                                    RECITALS

       A. Carrier and USOC entered into a Communication Services Agreement, dated May 22, 1996 (the "Agreement") regarding the provision of various services by USOC to Carrier.

       B. Amendment No. 1 to Service Agreement was entered into by Carrier and USOC on October 11, 1996, Amendment No. 2 to Service Agreement was entered into on October 11, 1996 and Amendment No.3 to Service Agreement was entered into as of December 30, 1996 (hereinafter, the "Prior Amendments").

       C. Carrier and USOC desire to amend the Agreement pursuant to this Amendment to modify the terms and conditions of the Agreement to more closely reflect the parties intentions.

                                   AGREEMENT
       Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

       1.     Capitalized Terms.   Capitalized terms used without definition
herein shall have the meaning assigned to them in the Agreement, as amended.

       2.     Switching Service Fee.   Notwithstanding anything in the
Agreement and the Prior Amendments to the contrary, USOC hereby agrees that commencing on January 1, 1997 and continuing for the Term of the Agreement, the Carrier shall be charged a Switching Service Fee of $.006 per minute for an amount up to and including Twenty Million minutes per month, which Fee shall be applicable to all appropriate Switching Minutes pursuant to the terms of the Agreement, provided that the following conditions are met:

              a. Unless Carrier has requested and USOC has approved the use of any alternate carrier for a certain Service Area, Carrier shall convert all available originating traffic within thirty (30) days from the date of Service Area availability; provided, that USOC shall have completed all testing for each Service Area within seven (7) days before such Service Area's availability ;

              b. Carrier shall Terminate onto USOC the maximum amount of traffic as is permitted, based upon Carrier's deployment of its IMTs; provided, that USOC hereby guarantees that the cost incurred by Carrier for any USOC terminating route shall not exceed the cost for switching services on any other terminating route provided to Carrier by any alternate provider, pursuant to the terms of an agreement which Carrier is a party to as of January 10, 1997. In the event that USOC is unable to match or charge a lower cost to Carrier, Carrier shall be released from the foregoing traffic carriage requirements for that certain terminating route; and

              c. Carrier shall convert all 800/Dedicated and Calling Card traffic within sixty (60) days of each Service's respective commercial availability and completion of successful testing to Carrier's complete satisfaction.

       3.     Reversion of Pricing Structure.   At such time in any given month
when Carrier shall (i) exceed twenty million minutes or (ii) fail to meet the conditions set forth in Section 2 of this Amendment, the pricing structure set forth in this Amendment shall no longer be effective and the provisions contained in the Agreement with respect to pricing shall again become effective.

       4.     Miscellaneous.

              a. Titles and Subtitles. The section titles and subtitles used herein are for reference only and shall not effect the meaning or interpretation of any provision of this Agreement.

              b. The Scope of Amendment. This Amendment shall modify and amend the Agreement and Prior Amendments as set forth herein. To the extent not modified or amended by this Amendment, the Agreement and the Prior Amendments shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written by their duly authorized representative.

US ONE COMMUNICATIONS CORP.                PHOENIX NETWORK, INC.

By: /s/ John H. Jacquay                    By: /s/ Wallace M. Hammond
   --------------------------------           --------------------------------
Name:   John H. Jacquay                    Name:  Wallace M. Hammond
Title:  President, Carrier Services        Title: President and CEO
        Division